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                                  LEASE AGREEMENT

     This Agreement is made at Westlake, Ohio, this 1st day of December, 1996, by and between JMG DEVELOPMENT CO., LTD., hereinafter referred to as the "Lessor", and DATACOMM ASSOCIATES, INC., hereafter referred to as the "Lessee".

     In consideration of the mutual promises and covenants of the Parties herein contained, the Lessor and Lessee do hereby agree as follows:

     1.   DESCRIPTION OF LEASED PREMISES

     Lessor hereby agrees to lease to the Lessee at the rent and upon all of the terms and conditions herein contained, a portion of the office space in the commercial building located at 30701 Lorain Road, North Olmsted, Ohio 44070, consisting of approximately 4800 usable square feet, and identified on the floor plan attached hereto as Suites 'A' and 'C'.

     2.   TERM OF LEASE

     The term of this lease shall be for a period of one hundred twenty (120) months, commencing on the 1st day of December, 1996, and ending on the 30th day of November, 2006.

     In the event the Lessee takes possession of the property prior to n/a, 199_, the Lessee shall pay rent at the rate of $________ per day from the date of delivery of possession until N/A, 199_.

     3.   RENT PAYABLE

     Lessee agrees to pay the Lessor as and for rent during the term of this Lease, the sum of EIGHT HUNDRED TWO THOUSAND FOUR HUNDRED SEVENTY-ONE DOLLARS AND ELEVEN CENTS. ($802,471.11), payable in installments of $5,833.33 per month with the first month's rent being payable on the date of execution of this Lease, and subsequent installments on the first day of each month during the term of this Lease. All rental payments to be paid by the Lessee to the Lessor pursuant to the terms of this Lease shall be paid to the Lessor at 30701 Lorain Road,. North Olmsted, Ohio 44070, or at such other address as Lessor may hereafter designate in writing to the Lessee. The term sum reflects a 3% increase per year, as a minimum and is further accelerated by using C.P.I. (Consumer Price Index) as a reference.

     At the end of the lease, there will be a 5 year option for renewal if the Lessee and Lessor wants to take advantage of that option.

     In the event the monthly rent to be paid by the Lessee to the Lessor is not received by the Lessor by the 5th day of the month, a late charge of $100.00, per occurrence shall be paid by the Lessee.

     4.   SECURITY DEPOSIT

     Lessee further agrees to deposit with the Lessor on the date of execution hereof, the sum of ($5,834.00), as and for a security deposit, for the faithful performance by the Lessee of the obligations on the part of the Lessee to be performed in this Lease and including any damages which may be done to the leased premises by the Lessee during its occupancy of the premises under the term of this Lease. SAID SECURITY DEPOSIT SHALL NOT, UNDER ANY CIRCUMSTANCES, BE APPLIED BY LESSEE AS RENT FOR THE PREMISES AND SAID DEPOSIT SHALL BE RETURNED TO THE LESSEE WITHIN TEN (10) DAYS OF THE DATE LESSEE VACATES THE PREMISES, less any amounts deducted for damages done to the leased premises by Lessee, reasonable wear and tear excepted. Also may be used at Lessor's option as partial payment for early termination of contract.

     5.   USE OF PROPERTY

     Lessee shall use and occupy the property for the operation of its business, including all uses incidental or related thereto and for no other purpose without the written consent of the Lessor. In its use of the premises, Lessee shall observe and comply with all laws of the State of Ohio, ordinances of the City of North Olmsted and any rules and regulations governing the use of the building promulgated by the Lessor.

     6.   UTILITIES, REAL ESTATE TAXES AND RUBBISH REMOVAL

     Lessee agrees, from and after the date it takes possession of the property to pay all charges for gas, electric and telephone which shall be separately metered and billed to the Lessee. The Lessor agrees to pay all water an sewer charges levied against the building during the term of this Lease.

     In the event during the term of this Lease, real estate taxes are increased over the amount being levied as of the date of the commencement of the term of this Lease, Lessee agrees to pay it's portion as a percentage of space occupied of the amount of any such increase upon presentation of proof of payment of said taxes by the Lessor.

     Lessor agrees to be responsible for the removal of rubbish from the building premises, provided however, that in the event of accumulation of rubbish requires Lessor to retain a commercial rubbish removal contractor for that purpose, Lessee agrees to pay it's portion as a percentage of space occupied of the monthly charges for said service.

     7.   ASSIGNMENT AND SUBLETTING

     Lessee shall not be permitted to assign this Lease of its obligations hereunder to any other party without first obtaining the written consent of the Lessor to such assignment. Lessee shall not be permitted to sublet all or any portion of the premises for any term without first obtaining the written consent of the Lessor to such subletting. In the event the Lessor consents to an assignment and/or subletting, the Lessee shall nevertheless remain liable to Lessor for all

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rents reserved hereunder and for any damages to the leased premises during the term of such assignment or subletting for which Lessee is responsible under the terms of this Lease.

     8.   REPAIRS AND MAINTENANCE

     Lessee, at its sole cost and expense, shall be responsible for al repairs to, cleaning, and maintenance of the interior of the leased premises which shall include the walls, ceiling, floor, doors, windows and other usable space occupied by the Lessee. Lessee shall be responsible for normal maintenance for the heating, air-conditioning and plumbing systems serving the leased space. Lessee agrees to pay up to the sum of $2,000.00 per year for each year during the term of the Lease or any renewal term for any repairs required to the leased premises, including, not limited to, repairs necessary for the proper functioning of the plumbing, heating and electrical systems serving the leased premises.

     In the event, during the initial term of this Lease or during any renewal term, there occurs a major breakdown of the air-conditioning unit or the heating unit serving the leased premises, and, as a result, the cost to repair said unit exceeds the replacement cost of a new unit, the Lessor may, at Lessor's option, elected to purchase and install a new unit for the leased premises. In the event the Lessor elects to purchases and install a new unit, the Lessee agrees to reimburse the Lessor for a portion of the cost of said replacement based on the useful life of the unit, as determined by its manufacturer, and the number of years remaining under the term of the lease and any renewal term. (For illustration purposes only, assume at the time of the unit's breakdown, the cost of a replacement unit is $1,000.00, that there are two years remaining under the term, and that the useful life of the unit is 10 years - Lessee shall then be required to pay the sum of $200.00 toward the cost of the replacement unit.)

     The Lessee accepts said premises "as is" in its present physical condition, subject to the improvements to be made to the premises by the Lessor and the Lessee, and agrees to surrender up the said premises upon the termination of this Lease in the same condition as upon the date of delivery of the premises, reasonable wear and tear accepted.

     Lessor shall keep the common areas and the exterior of the building, and any parking areas in good repair such that the building is maintained in a substantially similar condition as other professional office space in the area.

     Lessee agrees to pay to the Lessor it's portion as a percentage of space occupied of the costs incurred by the Lessor to maintain the common areas in the building and the exterior of the premises, not to exceed $ N/A , per year.

     9.   ALTERATIONS AND IMPROVEMENTS

     Lessor agrees to make all of those improvement specified in Exhibit attached hereto at their sole cost and expense of the Lessee.


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     Except as specified in Exhibit '  ' attached hereto, the Lessee shall not make any alterations or improvements to the leased premises during the term of this Lease without first obtaining the express written consent of the Lessor, which consent shall not be unreasonably withheld. Any alterations or improvements shall become the property of the Lessor on termination this Lease.

     10.  PERSONAL PROPERTY OF THE LESSEE; INDEMNIFICATION

     Lessee hereby agrees to indemnify and save the Lessor absolutely harmless for any loss, damage or liability whatsoever for any personal property brought into the lease premises by the Lessee. Upon expiration of the term of the Lease, Lessee agrees to remove all of its personal property from the leased premises without damage to the premises. In the event any damages occur to the leased premises as a result of the removal of the Lessee's personal property, the Lessee agrees to pay the Lessor for all damages incurred.

     Lessee further agrees to indemnify and save Lessor absolutely harmless from any claims, demands, damages, causes of action, losses or other liability whatsoever resulting from any injury to or the death of any persons or damage to any property occurring as a result of any act or failure to act upon the part of the Lessee and its employees and agents.

     11.  INSURANCE

     Lessee agrees to purchase and maintain public liability insurance with a limit of not less that $300,000.00 and fire legal liability insurance with a limit of not less that $50,000.00 and to name Lessor as an additional insured under said policy. Lessee further agrees to provide Lessor with a certificate of insurance showing the coverages hereinabove specified on or before the commencement date of the term of this Lease and to keep said insurance in effect during the term of this Lease and renewal term.

     12.  LESSOR'S COVENANT TO RESTORE

     In the event the leased premises are damaged or destroyed by any cause, excepting the negligence of the Lessee, its employees, or agents, and, as a result of said damage or destruction, the Lessee is unable to occupy or use any part of said leased premises, the amount of the monthly rent payable by the Lessee to the Lessor as stated herein shall abate on a percentage basis ("Percentage basis" means that if 10% of the leased premises is damaged and not fit of use or occupancy, the Lessee may withhold 10% of the rent due) from the date the Lessee is unable to use or occupy any portion of the leased premises until the premises are restored to such condition that the Lessee can resume occupancy of the leased premises. The Lessee agrees to immediately notify the Lessor of any such loss so occurring and the Lessor shall, as soon as practicable after notice of said loss, restore said premises to the same condition as existed prior to said damage or destruction. Lessor shall not, under any circumstances, be liable to Lessee for any loss or damages sustained by Lessee during the period of time Lessee is unable to use and occupy said premises as a result of any destruction or damages occurring to the leased premises.


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     In the event the time required to restore said leased premises to the same condition as they existed prior to the date of said loss exceeds thirty
(30) days, the Lessee may, upon notification by the Lessor of that fact, elect to terminate this Lease and, in that event, the Lessee shall immediately remove all of its personal property from the lease premises in the manner specified in Paragraph 10 hereof.

     13.  MORTGAGE SUBORDINATION

     This Lease, and all the rights of the Lessee herein contained, shall be subordinate to any mortgage lien or other security interest now in existence or hereafter placed against the property by the Lessor, and the Lessee, upon the request of the Lessor, agrees to execute and deliver all documents necessary or required to reflect the fact of such subordination.

     14.  LESSOR'S RIGHT OF ENTRY

     Lessor shall have the right at any time to enter the leased premises to make emergency repairs or upon the occurrence of any damage to or destruction of the leased premises.

     Lessor shall likewise have the right, at reasonable times and for reasonable duration by prior arrangement with Lessee to enter the leased premises to do any of the following:

          (a) to make non-emergency repairs or improvements which are not the responsibility of the Lessee under the terms of this Lease,

          (b) to determine that the Lessee is in compliance with all of the obligations on the part of the Lessee to be performed under the terms of this Lease.

     Lessor shall have the right during the last 3 months of the term to exhibit the premises to third parties for the purpose of leasing or selling the same by 24 hours prior arrangement with Lessee and at any time during non-business hours.

     15.  DEFAULT BY LESSEE

     In the event any rent reserved herein or other charges shall remain unpaid for a period of fifteen (15) days from the due date thereof, or, in the event the Lessee , within fifteen (15) days from the date of notice by Lessor that the Lessee is in default under the terms of this Lease for its failure to comply with its obligations hereunder and has failed to cure said default, the Lessor may, without further notice to the Lessee, re-enter said leased premises and remove all persons and property therefrom by an action in forcible detainer or otherwise, and, upon resuming possession, the Lessor may relet the premises and terminate this Lease. Lessee shall be responsible for all costs, including reasonable attorney fees, if any, incurred by the Lessor in obtaining possession of the premises an reletting the leased premises in the event of a default by the Lessee.


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     16.  LESSOR'S COVENANT OF QUITE ENJOYMENT

     Lessor hereby covenants and agrees with the Lessee that if the Lessee shall well and timely pay all rents reserved herein, and provided that Lessee shall perform and observe all of the covenants and conditions on the part of the Lessee to be performed and observed herein, the Lessee shall peaceably and quietly hold, occupy and enjoy the leased premises during the term of this Lease without any hindrance or molestation by the Lessor or any person or persons claiming any right to the use or possession of the leased premises.

     Lessor represents that Lessor is the true and lawful owner of the premises and Lessor has full power and authority to make and enter into this Lease.

     17.  PARKING

     Lessee acknowledges that the paved areas contiguous to the building provide for 32 parking spaces. Lessor agrees to designate 18 parking spaces for the exclusive use of the employees of the Lessee. Lessee acknowledges that the remaining parking spaces, not designated for the exclusive use of other tenants of the building, shall be used in common for parking for the tenants of the building.

     18.  COMMON AREAS

     Lessee shall be permitted to use the vestibule, hallway and two (2) bathrooms in common with the tenant of Suite ' ' and that both tenants of Suites ' ' and ' ' shall thereafter be obligated to clean and maintain said space, including the bathrooms, in a good and safe condition which is satisfactory to the Lessor.

     19.  GOVERNING LAW

     This Lease, and all of its terms, provisions an conditions shall be construed in accordance with and governed by the applicable laws of the State of Ohio.

     20.  BINDING EFFECT

     This Agreement, and all of its terms, provisions and conditions shall inure to the benefit of and be binding upon the parties hereto, and their respective heirs, executors, administrators, personal representatives, and successors and assigns.

     21.  AMENDMENTS AND MODIFICATIONS

     Any and all amendments or modifications to this Lease shall be made in writing and signed by both parties hereto.



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     IN WITNESS WHEREOF, the Lessor and Lessee have hereunto set their hands the day and year first above written.

IN THE PRESENCE OF:

/s/ John M. Good                        /s/ Pamela S. Good
------------------------------          -------------------------------
John M. Good                            Pamela S. Good

DataComm Associates, Inc.                    JMG Development Co. LTD.
------------------------------          --------------------------------
(Lessee Company)                        (Lessor Company)


President & CEO                         By:
------------------------------             ----------------------------
C.E.O.                                      (Lessor Corporate Secretary)










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